EXHIBIT 10.1
______________________________________________________________________________
______________________________________________________________________________



                           TERM CREDIT AGREEMENT


                                  BETWEEN


                               MERCOM, INC.


                                    AND


                       MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK




                       _____________________________


                             U.S. $24,692,667


                       _____________________________



                       Dated as of November 26, 1989

                                    and

                Amended and Restated as of August 16, 1995

______________________________________________________________________________
______________________________________________________________________________


                               TABLE OF CONTENTS



                                                                         Page
                                                                         ----


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01.     Definitions..................................  1
         SECTION 1.02.     Accounting Terms and Determinations.......... 12


                                  ARTICLE II

                                  THE CREDITS

         SECTION 2.01.     Commitment to Lend........................... 13
         SECTION 2.02.     Refunding Loans.............................. 13
         SECTION 2.03.     Method of Borrowing.......................... 14
         SECTION 2.04.     The Note..................................... 14
         SECTION 2.05.     Maturity of Loans............................ 15
         SECTION 2.06.     Interest Rates............................... 15
         SECTION 2.07.     Mandatory Termination or Reduction of
                             Commitment................................. 18
         SECTION 2.08.     Mandatory Prepayments........................ 20
         SECTION 2.09.     Optional Prepayments......................... 20
         SECTION 2.10.     General Provisions as to Payments............ 21
         SECTION 2.11.     Computation of Interest...................... 21
         SECTION 2.12.     Funding Losses............................... 21
         SECTION 2.13.     Pledge of Subsidiaries' Stock................ 21
         SECTION 2.14.     Subsidiary Guaranty.......................... 22
         SECTION 2.15.     Security Agreement........................... 22

                                  ARTICLE III

                                  CONDITIONS

         SECTION 3.01.     Effectiveness................................ 22
         SECTION 3.02.     Loans........................................ 23


                                  ARTICLE IV

                    CHANGE IN CIRCUMSTANCES AFFECTING LOANS

         SECTION 4.01.     Basis for Determining Interest Rate
                             Unavailable................................ 24
         SECTION 4.02.     Illegality................................... 24
         SECTION 4.03.     Increased Costs and Reduced Returns.......... 25


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

         SECTION 5.01.     Corporate Existence and Power................ 27
         SECTION 5.02.     Corporate and Governmental Authorization; No
                             Contravention.............................. 27
         SECTION 5.03.     Binding Effect............................... 27
         SECTION 5.04.     Financial Information........................ 27
         SECTION 5.05.     Litigation................................... 28
         SECTION 5.06.     Compliance with ERISA........................ 28
         SECTION 5.07.     Taxes........................................ 29
         SECTION 5.08.     Subsidiaries................................. 29
         SECTION 5.09.     Approval of Regulatory Authorities........... 29
         SECTION 5.10.     Franchises................................... 29
         SECTION 5.11.     Environmental Matters........................ 29
         SECTION 5.12.     Full Disclosure.............................. 30


                                  ARTICLE VI

                                   COVENANTS

         SECTION 6.01.     Information.................................. 30
         SECTION 6.02.     Maintenance of Property; Insurance........... 33
         SECTION 6.03.     Conduct of Business and Maintenance of
                             Existence.................................. 34
         SECTION 6.04.     Compliance with Laws; Notice of Proceedings.. 34
         SECTION 6.05.     Inspection of Property, Books and Records.... 34
         SECTION 6.06.     Restricted Payments.......................... 35
         SECTION 6.07.     Debt......................................... 35
         SECTION 6.08.     Negative Pledge.............................. 35
         SECTION 6.09.     Consolidations, Mergers and Sales of Assets.. 36
         SECTION 6.10.     Use of Proceeds.............................. 37
         SECTION 6.11.     Interest Coverage Ratio...................... 37
         SECTION 6.12.     Debt to Operating Cash Flow Ratio............ 37
         SECTION 6.13.     Lines of Business............................ 38
         SECTION 6.14.     Investments.................................. 38
         SECTION 6.15.     Fixed Charge Coverage Ratio.................. 38
         SECTION 6.16.     Consolidated Capital Expenditures............ 39
         SECTION 6.17.     Management Fees.............................. 40
         SECTION 6.18.     Transactions with Affiliates................. 40
         SECTION 6.19.     Certain Obligations Respecting Subsidiaries.. 41


                                  ARTICLE VII

                              EVENTS OF DEFAULTS

         SECTION 7.01.     Events of Default............................ 41


                                 ARTICLE VIII

                                 MISCELLANEOUS

         SECTION 8.01.     Notices...................................... 44
         SECTION 8.02.     Amendments and Waivers; Cumulative Remedies.. 45
         SECTION 8.03.     Successors and Assigns....................... 45
         SECTION 8.04.     Expenses; Documentary Taxes; Indemnification. 46
         SECTION 8.05.     Counterparts; Integration.................... 47
         SECTION 8.06.     Headings; Table of Contents.................. 47
         SECTION 8.07.     Governing Law................................ 47
         SECTION 8.08.     WAIVER OF JURY TRIAL......................... 47


         Exhibit A         Note
         Exhibit B         Pledge Agreement
         Exhibit C         Opinion of Counsel for the Borrower
                           and the Guarantors
         Exhibit D         Material Litigation Disclosure
         Exhibit E         Borrower and Subsidiary Franchises
         Exhibit F         Subsidiary Guaranty
         Exhibit G         Security Agreement


                           TERM CREDIT AGREEMENT


               AGREEMENT dated as of November 26, 1989 and amended and restated as of August 16, 1995 between MERCOM, INC., a Delaware corporation (the "Borrower"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York State banking corporation (the "Bank").


                                   ARTICLE I

                                  DEFINITIONS

               SECTION 1.01. Definitions. The following terms, as used herein, shall have the following respective meanings:

               "ACC" means Allegan County Cablevision, Inc., a Michigan corporation, with its successors.

               "Adjusted CD Rate" has the meaning set forth in Section 2.06(b) hereof.

               "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.06(c) hereof.

               "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Applicable Lending Office" means, with respect to the Bank,
(i) in the case of Domestic Loans, its Domestic Lending Office and (ii) in the case of Euro-Dollar Loans, its Euro-Dollar Lending Office.

               "Assessment Rate" has the meaning set forth in Section 2.06(b) hereof.

               "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment and undeveloped real estate, in each case in the ordinary course of business and (ii) dispositions to the Borrower or a Subsidiary of the Borrower.

               "Assignee" has the meaning set forth in Section 8.03.

               "Available Excess Cash Flow" means, for any fiscal year, 25% of the amount by which Excess Cash Flow exceeds $350,000.

               "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus Federal Funds Rate for such day.

               "Base Rate Loan" means a Loan which the Borrower specifies pursuant to Section 2.03 hereof shall be a Base Rate Loan.

               "CCI" means Coldwater Cablevision, Inc., a Michigan corporation, and its successors.

               "CCV" means Communications and Cablevision, Inc., a Michigan corporation, and its successors.

               "CCS" means C-TEC Cable Systems, Inc., a Delaware corporation.

               "CD Base Rate" has the meaning set forth in Section 2.06(b) hereof.

               "CD Loan" means a Loan which the Borrower specifies pursuant to
Section 2.03 hereof shall be a CD Loan.

               "Collateral" has the meaning set forth in Section 3 of the Security Agreement.

               "Commitment" means the obligation of the Bank to lend the amount set forth in Section 2.01 hereof, as such amount may be reduced from time to time pursuant to Sections 2.07 and 2.08 hereof.

               "Commitment Reduction Date" means each March 31, June 30, September 30 and December 31, from and including September 30, 1995, to and including December 31, 2002.

               "Consolidated Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period.

               "Consolidated Current Assets" means at any date the consolidated current assets of the Borrower and its Consolidated Subsidiaries determined as of such date.

               "Consolidated Current Liabilities" means at any date (i) the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries plus (ii) the current liabilities of any Person (other than the Borrower or any of its Consolidated Subsidiaries), all determined as of such date.

               "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

               "Consolidated Net Working Investment" means at any date Consolidated Current Assets (exclusive of cash and cash equivalents) minus Consolidated Current Liabilities (exclusive of Debt).

               "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

               "C-TEC" means C-TEC Corporation, a Pennsylvania corporation, and its successors.

               "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, including, without limitation, reimbursement obligations related to letters of credit, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person.

               "Debt to Operating Cash Flow Ratio" means, as of any date of determination thereof, the ratio of Consolidated Debt as of such date to Operating Cash Flow for the four consecutive fiscal quarters most recently completed.

               "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time, or both, would unless cured or waived become an Event of Default.

               "Dollars" and the sign "$" mean lawful money of the United States of America.

               "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

               "Domestic Lending Office" means the principal office of the Bank located at 60 Wall Street, New York, New York 10260, or such other branch (or affiliate) as the Bank may hereafter designate as its Domestic Lending Office; provided that the Bank may designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office shall be deemed to refer to either or both of such offices, as the context may require.

               "Domestic Loans" means CD Loans or Base Rate Loans or both.

               "Domestic Reserve Percentage" has the meaning set forth in
Section 2.06(b) hereof.

               "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01 hereof.

               "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

               "Equity Rights Offering" means the distribution by the Borrower to the holders of the Borrower's common stock of non-transferable subscription rights to purchase up to 2,393,530 additional shares of the Borrower's common stock pursuant to a registration statement filed with the Securities and Exchange Commission on July 13, 1995.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

               "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

               "Euro-Dollar Lending Office" means the office of the Bank located at Nassau, The Bahamas or such other branch (or affiliate) of the Bank as it may hereafter designate as its Euro-Dollar Lending Office.

               "Euro-Dollar Loan" means a Loan which the Borrower specifies pursuant to Section 2.03 hereof shall be a Euro-Dollar Loan.

               "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.06(c) hereof.

               "Event of Default" has the meaning set forth in Article VII hereof.

               "Excess Cash Flow" means, for any fiscal year of the Borrower, the excess (if any) of:

                     (A) the sum of (i) Operating Cash Flow for such year and (ii) any decrease in Consolidated Net Working Investment between the beginning and the end of such year;

               over

                     (B) the sum of (without duplication) (i) Consolidated Capital Expenditures for such year, (ii) any increase in Consolidated Net Working Investment between the beginning and the end of such year, (iii) mandatory reductions of long-term Debt of the Borrower and its Consolidated Subsidiaries during such year and (iv) to the extent not already deducted in calculating Operating Cash Flow, Lahey Payments made in cash during such year.

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank.

               "Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter of the Borrower, the ratio of (i) Operating Cash Flow for the four consecutive fiscal quarters ending on such date to (ii) the sum of (A) Interest Expense for such period plus (B) Consolidated Capital Expenditures for such period plus (C) the aggregate principal amount of scheduled amortization of long term Debt of the Borrower and its Consolidated Subsidiaries during such period.

               "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or both.

               "Franchise" means a franchise, license, authorization or right by contract or otherwise, to construct, own, operate, promote, extend and/or otherwise exploit any cable television system operated or to be operated by the Borrower or any Subsidiary granted by any state, county, city, town, village or any other local, state or federal governmental authority.

               "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
The term "Guarantee" used as a verb has a corresponding meaning.

               "Guarantors" means CCV, MFI, ACC and CCI.

               "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

               "Interest Coverage Ratio" means as of the last day of any fiscal quarter of the Borrower, the ratio of (i) Operating Cash Flow to (ii) Interest Expense in each case for the four consecutive fiscal quarters ending on such date.

               "Interest Expense" means, for any period, all interest accrued on Debt of the Borrower and its Consolidated Subsidiaries for such period.

               "Interest Income" means, for any period, all interest earned by the Borrower or Consolidated Subsidiaries in respect of Debt to the Borrower or Consolidated Subsidiaries, as implied or actual interest, however designated, and including, without limitation, all preferred stock dividends.

               "Interest Period" means: (1) with respect to each CD Loan, at the Borrower's option, the period commencing on the date of such Loan and ending 30, 60, 90 or 180 days thereafter, (2) with respect to each Euro-Dollar Loan, at the Borrower's option, the period commencing on the date of such Loan and ending 1, 2, 3, 6 or 12 months thereafter and (3) with respect to each Base Rate Loan, the period commencing on the date of such Loan and ending 30 days thereafter, provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless with respect to a Euro-Dollar Loan such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) with respect to a Euro-Dollar Loan, any Interest Period which begins on the last Euro-Dollar Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) below, end on the last Euro-Dollar Business Day of a calendar month;

               (c) any Interest Period which would otherwise end after the Termination Date shall end on such Date; and

               (d) if any Interest Period includes a date on which a payment of principal of a Loan is required to be made under Section 2.07 but does not begin or end on such date, then (i) the principal amount (if any) of each Loan required to be repaid on such date and (ii) the remainder (if any) of each such Loan shall have an Interest Period determined as set forth above;

provided further, however, that if any such Interest Period shall be less than 30 days, the Loan for such Interest Period shall be a Base Rate Loan; provided further, that upon the request of the Borrower the Bank may, in its sole discretion, make Fixed Rate Loans with such other Interest Periods and at such interest rates as the Borrower and the Bank may agree and provided further, that no more than five Fixed Rate Loans may be outstanding at any time.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

               "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

               "Lahey Payments" means payments made by CCV pursuant to the April 18, 1995 Settlement Agreement and Mutual Release between CCV and Kenneth
E. Lahey.

               "Lending Office" means the Domestic Lending Office or the Euro-Dollar Lending Office, as the context may require.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such asset. For purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

               "Loan" and "Loans" means a Domestic Loan or a Euro-Dollar Loan, or both, as the context may require.

               "London Interbank Offered Rate" has the meaning set forth in
Section 2.06(c) hereof.

               "Management Fees" means payments made by the Borrower to CCS or its affiliates or subsidiaries pursuant to the Management Agreement dated as of January 1, 1992, as such may be amended from time to time, between the Borrower and CCS.

               "Material Debt" means (i) Debt of the Borrower and/or one or more of its Subsidiaries arising in one or more related or unrelated transactions, in the aggregate principal or face amount exceeding $100,000 and
(ii) Debt of the Borrower under the Revolving Credit Agreement.

               "Material Subsidiary" has the meaning assigned to "significant subsidiary" in Regulation S-X of the Securities Exchange Commission as of the date hereof, provided that the percentage set forth in such definition shall be 5% rather than 10%.

               "MFI" means Mercom of Florida, Inc., a Florida corporation, with its successors.

               "Net Cash Proceeds" means, with respect to any event specified in Section 2.07(d), an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such event (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale), less (x) any expenses reasonably incurred by such Person in respect of such event and (y) if such event is an Asset Sale, (I) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (II) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale.

               "Note" means the promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans.

               "Operating Cash Flow" means for any period, pretax income (or deficit, as the case may be) of the Borrower and Consolidated Subsidiaries for such period, excluding (to the extent included in pretax income (or pretax deficit, as the case may be) above) (i) Interest Expense, (ii) Interest Income, (iii) depreciation, depletion and amortization of properties and other non-cash charges, (iv) extraordinary gains on sales of assets, (v) earnings or income of unconsolidated Subsidiaries or Persons (other than the Borrower) who are not Subsidiaries (other than cash dividends received by the Borrower or a Consolidated Subsidiary) and (vi) that portion of the earnings or income of Consolidated Subsidiaries attributable to minority interests therein for such period, all determined on a consolidated basis in accordance with generally accepted accounting principles; provided that, for purposes of calculating Operating Cash Flow for any period, (x) any Person who was not a Consolidated Subsidiary at the beginning of such period but was a Consolidated Subsidiary at the end of such period shall be deemed to have been a Consolidated Subsidiary for the entire period, and (y) any Person who was a Consolidated Subsidiary at the beginning of such period but was not a Consolidated Subsidiary at the end of such period shall be deemed to have not been a Consolidated Subsidiary for the entire period.

               "Parent" means, with respect to the Bank, any Person controlling the Bank.

               "Participant" has the meaning set forth in Section 8.03.

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Person" means an individual, a corporation, a partnership, an association, a business trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is either (i) maintained by a member of the ERISA Group for employees of a member of the ERISA Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

               "Pledge Agreement" has the meaning set forth in Section 2.13.

               "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

               "Refunding Loan" means a Loan which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by the Bank.

               "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

               "Revolving Credit Agreement" means the Revolving Credit Agreement between the Borrower and the Bank, dated as of August 16, 1995, as the same may be amended from time to time.

               "Security Agreement" means the Security Agreement among the Borrower, CCV, ACC, CCI and the Bank dated as of August 16, 1995.

               "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by the Borrower.

               "Subsidiary Guaranty" means the Subsidiary Guaranty of the Guarantors dated as of August 16, 1995.

               "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-2 by Standard & Poor's Corporation and P-2 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $3,000,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary.

               "Termination Date" means December 31, 2002, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

               "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

               "Voting Securities" means any stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

               "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

               SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Bank.


                                  ARTICLE II

                                  THE CREDITS

               SECTION 2.01. Commitment to Lend. On the Effective Date, the Bank agrees, on the terms and conditions set forth in this Agreement, to make one or more Loans to the Borrower in the aggregate principal amount of $24,692,667 (the "Commitment"). Except as set forth in Section 2.02, the Commitment is not revolving in nature, and amounts repaid or prepaid prior to the Termination Date may be reborrowed only under Section 2.02.

               SECTION 2.02. Refunding Loans. Prior to the Termination Date the Bank agrees, on the terms and conditions set forth in this Agreement, to make a new Loan to the Borrower concurrently with any repayment of the outstanding Loans pursuant to Section 2.05 hereof or any optional prepayment of the outstanding Loans pursuant to Section 2.09 hereof for the purpose of refunding all or a portion of such outstanding Loans; provided that the principal amount of the Bank's new Loan shall not exceed the principal amount of its outstanding Loans being repaid or prepaid; and provided further that the principal amount of the Bank's outstanding Loans shall at no time exceed its Commitment as reduced from time to time pursuant to Section 2.07 hereof. Amounts required to be repaid pursuant to Section 2.08 hereof shall not be reborrowed, and amounts repaid pursuant to Section 4.02 hereof shall not be reborrowed except as provided therein.

               SECTION 2.03.     Method of Borrowing.

               (a) With respect to each Loan made pursuant to Sections 2.01 and 2.02 hereof, the Borrower shall give the Bank notice not later than 10:00 a.m. (New York City time) on (x) the date of each Base Rate Loan, (y) the second Domestic Business Day before each CD Loan and (z) the third Euro-Dollar Business Day before each Euro-Dollar Loan, specifying:

               (i) the date of such Loan, which shall be a Domestic Business Day in the case of a Domestic Loan and a Euro-Dollar Business Day in the case of a Euro-Dollar Loan;

              (ii) the principal amount of such Loan, which shall be $100,000 or any larger multiple thereof if it is a Base Rate Loan and $1,000,000 or any larger multiple thereof if it is a Fixed Rate Loan (except that any Loan may be in the amount of the unused Commitment);

             (iii) whether the Loan is to be a Base Rate Loan, a CD Loan or a Euro-Dollar Loan; and

              (iv) in the case of a Fixed Rate Loan, the duration of the Interest Period applicable thereto, subject to the definition of Interest Period.

               (b) On the date of each Loan the Bank will make the proceeds thereof available to the Borrower at the Domestic Lending Office.

               (c) If the Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Bank to the Borrower as provided in subsection (b) of this Section or remitted by the Borrower to the Bank as provided in Section 2.09 hereof, as the case may be.

               SECTION 2.04.     The Note.

               (a) The Loans shall be evidenced by a single Note payable to the order of the Bank for the account of its Applicable Lending Office. Such Note shall be dated on or before the date of the first Loan and shall set forth the Bank's Commitment as the maximum principal amount thereof.

               (b) The Bank may, by notice to the Borrower, request that Loans of a particular type be evidenced by a separate Note in an amount equal to the Loans of that type. Each such Note shall be substantially in the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" shall be deemed to refer to and include any or all of the Notes delivered under this Agreement, as the context may require.

               (c) The Bank shall record the date, the amount and the maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto and, prior to any transfer of the Note, shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each Loan then outstanding; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Note. The Bank is hereby irrevocably authorized by the Borrower so to endorse the Note and to attach to and make a part of the Note a continuation of any such schedule as and when required.

               SECTION 2.05. Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Loan.

               SECTION 2.06.     Interest Rates.

               (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on the Base Rate Loans shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

               (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each Interst Period applicable thereto, at a rate per annum equal to the sum of 1.125% plus the applicable Adjusted CD Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on the CD Loans shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the rate of interest applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

               The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                                [  CDBR   ]*
                    ACDR    =   [---------]  +  AR
                                [ 1 - DRP ]

                     ACDR   =  Adjusted CD Rate
                     CDBR   =  CD Base Rate
                     AR     =  Assessment Rate
                     DRP    =  Domestic Reserve Percentage

                     ----------
                     *  The amount in brackets being rounded
                        upwards, if necessary, to the next higher
                        1/100 of 1%.

               The "CD Base Rate" means for any Interest Period the prevailing per annum rate of interest (rounded upward, if necessary, to the next higher 1/100 of 1%) bid at 10:00 a.m. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing selected by the Bank for the purchase at face value from the Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan to which such Interest Period applies and with a maturity comparable to such Interest Period.

               The "Domestic Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

               "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

               (c) Each Euro-Dollar Loan shall bear interest on the unpaid principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of 1.00% plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on the Euro-Dollar Loans shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the rate of interest applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

               The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

               The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum at which deposits in Dollars are offered to the Bank in the London interbank market at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

               The "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

               SECTION 2.07.     Mandatory Termination or Reduction of
Commitment.

               (a) The Commitment shall terminate on December 31, 2002, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

               (b) On any date on or after the Effective Date on which the Commitment shall be greater than the principal amount of the Loan or Loans outstanding on such date (after giving effect to any repayment, prepayment and borrowing on such date), the Commitment shall be automatically reduced to an amount equal to such outstanding principal amount.

               (c) The Commitment shall be further reduced automatically, on the Effective Date and on each Commitment Reduction Date, according to the following table:

       COMMITMENT REDUCTION                         AMOUNT BY WHICH
               DATE                             COMMITMENT TO BE REDUCED
-----------------------------------            --------------------------

  The Effective Date                                  $ 5,070,025
  September 30, 1995                                  $   346,333
  December 31, 1995                                   $   346,334
  March 31, 1996                                      $   375,000
  June 30, 1996                                       $   375,000
  September 30, 1996                                  $   375,000
  December 31, 1996                                   $   375,000
  March 31, 1997                                      $   437,500
  June 30, 1997                                       $   437,500
  September 31, 1997                                  $   437,500
  December 31, 1997                                   $   437,500
  March 31, 1998                                      $   525,000
  June 30, 1998                                       $   525,000
  September 31, 1998                                  $   525,000
  December 31, 1998                                   $   525,000
  March 31, 1999                                      $   650,000
  June 30, 1999                                       $   650,000
  September 31, 1999                                  $   650,000
  December 31, 1999                                   $   650,000
  March 31, 2000                                      $   937,500
  June 30, 2000                                       $   937,500
  September 30, 2000                                  $   937,500
  December 31, 2000                                   $   937,500
  March 31, 2001                                      $ 1,075,000
  June 30, 2001                                       $ 1,075,000
  September 31, 2001                                  $ 1,075,000
  December 31, 2001                                   $ 1,075,000
  March 31, 2002                                      $   750,000
  June 30, 2002                                       $   750,000
  September 30, 2002                                  $   750,000
  December 31, 2002                                   $   679,975



               (d) In addition, the Commitment shall be reduced in the following amounts:

                     (i) immediately upon receipt of the proceeds of the issue of any capital stock or rights by the Borrower, the Commitment shall be reduced by (A) $5,070,025 in Net Cash Proceeds thereof, in the case of the Equity Rights Offering, and (B) 25% of the Net Cash Proceeds thereof, in the case of any issue other than an issue after the date hereof all of which is purchased by an Affiliate of the Borrower;

                   (ii) immediately upon receipt of the proceeds of any incurrence of any Debt by the Borrower or its Subsidiaries not otherwise permitted under Section 6.07 to which the Bank has consented, the Commitment shall be reduced by 100% of the Net Cash Proceeds thereof;

                  (iii) immediately upon receipt of the proceeds of any Asset Sale, the Commitment shall be reduced by 75% of the Net Cash Proceeds thereof; and

                   (iv) on the last Euro-Dollar Business Day in March of each year, beginning in March 1996, the Commitment shall be reduced by 75% of the amount by which Excess Cash Flow exceeds $350,000.

               (e) Commitment reductions pursuant to clause (i)(A) of subsection (d) above shall be applied in chronological order to reduce the amount of subsequent scheduled reductions of the Commitment pursuant to subsection (c) above. All other Commitment reductions pursuant to subsection
(b) or (d) above shall be applied in inverse chronological order to reduce such subsequent scheduled reductions.

               SECTION 2.08. Mandatory Prepayments. (a) On the date of each Commitment reduction pursuant to Section 2.07, the Borrower shall prepay Loans, together with accrued interest on the principal amount prepaid, to the extent (if any) required so that the aggregate principal amount of Loans remaining outstanding immediately after such prepayment will not exceed the aggregate amount of the Commitment after giving effect to such reduction.

               (b) At least three Euro-Dollar Business Days before the date of each mandatory prepayment pursuant to subsection (a) above, the Borrower shall select which outstanding Loans are to be prepaid and shall notify the Bank thereof; provided that such prepayments shall be applied first to Base Rate Loans until all Base Rate Loans outstanding are repaid and only then to Euro-Dollar Loans.

               SECTION 2.09.     Optional Prepayments.

               (a) The Borrower may, upon at least one Domestic Business Day's notice to the Bank, prepay the Base Rate Loans without premium or penalty in whole at any time or from time to time in part in amounts aggregating $l,000,000 or any multiple thereof by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment.

               (b) The Borrower may, upon three Euro-Dollar Days' notice, prepay the Fixed Rate Loans without premium or penalty in whole at any time or from time to time in part in amounts aggregating $l,000,000 or any multiple thereof by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment; provided that such prepayment shall occur at the end of the Interest Period applicable to any such Loans.

               SECTION 2.10. General Provisions as to Payments. The Borrower shall make each payment of principal of, and interest on, the Loans hereunder not later than 11:00 a.m. (New York City time) on the date when due in funds immediately available in New York City at the principal office of the Bank in New York for the account of (i) the Domestic Lending Office in the case of Domestic Loans or (ii) the Euro-Dollar Lending Office in the case of Euro-Dollar Loans. Whenever any payment of principal of, or interest on, the Domestic Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless as a result thereof it would fall in the next calendar month, in which case it shall be advanced to the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest shall be payable for such extended time.

               SECTION 2.11. Computation of Interest. Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for actual days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

               SECTION 2.12. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Section 2.08(a), Article IV or Article VII or otherwise) on any day other than the last day of an Interest Period applicable to such Loan, or if the Borrower fails to borrow any Fixed Rate Loan after notice has been given to the Bank in accordance with Section 2.03 hereof, the Borrower shall reimburse the Bank within 15 days after demand for any resulting loss or expense incurred by it (or by any existing or prospective Participant in the related Loan) including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties; provided that the Bank shall have delivered to the Borrower a certificate as to the amount of such loss, which certificate shall be conclusive in the absence of manifest error.

               SECTION 2.13. Pledge of Subsidiaries' Stock. The Borrower and CCV agree to deliver to the Bank and pledge (or cause to be delivered to the Bank and pledged) from time to time, pursuant to a Pledge Agreement substantially in the form of Exhibit B hereto annexed (the "Pledge Agreement") all of the issued and outstanding Voting Securities of each Subsidiary. The Borrower and CCV shall deliver to the Bank with each Pledge Agreement a legal opinion with regard thereto in such form and of such content as the Bank may require.

               SECTION 2.14. Subsidiary Guaranty. The Guarantors agree to deliver to the Bank a Subsidiary Guaranty substantially in the form of Exhibit F hereto.

               SECTION 2.15. Security Agreement. The Borrower, CCV, ACC and CCI agree to deliver to the Bank a Security Agreement substantially in the form of Exhibit G hereto.


                                  ARTICLE III

                                  CONDITIONS

               SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied:

               (a) receipt of the Bank of counterparts hereof signed by each of the parties hereto;

               (b) receipt by the Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section
         2.04 hereof;

               (c) receipt by the Bank of an opinion of counsel for the Borrower and the Guarantors, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Bank may reasonably request;

               (d) receipt by the Bank of a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, to the effect set forth in clauses (b) and (c) of Section 3.02 hereof;

               (e) receipt by the Bank of a duly executed Pledge Agreement accompanied by the certificates representing the Pledged Shares referred to therein, together with duly executed instruments of transfer or assignment, signed in blank, relating to the Pledged Shares;

               (f) receipt by the Bank of all documents it may reasonably request relating to the existence of the Borrower, CCV, MFI, ACC and CCI, the corporate authority for and the validity of this Agreement, the Note, the Pledge Agreement, the Subsidiary Guaranty and the Security Agreement and any other matters relevant hereto, all in form and substance satisfactory to the Bank;

               (g) the receipt by the Bank of a duly executed Subsidiary Guaranty, substantially in the form of Exhibit F hereto;

               (h) the receipt by the Bank of a duly executed Security Agreement, substantially in the form of Exhibit G hereto; and

               (i) the receipt by the Borrower of not less than $8,500,000 in proceeds from the Equity Rights Offering.

               SECTION 3.02. Loans. The obligation of any Bank to make a Loan on the occasion of any borrowing is subject to the satisfaction of the following conditions:

               (a) receipt by the Bank of the notice from the Borrower required by Section 2.03 hereof;

               (b) the fact that, immediately after such Loan, no Default shall have occurred and be continuing; and

               (c) the fact that the representations and warranties of the Borrower contained in this Agreement, the Pledge Agreement and the Security Agreement (except, in the case of a Refunding Borrowing, the representation and warranty set forth in Section 5.04(c) hereof as to any material adverse change which has theretofore been disclosed in writing by the Borrower to the Bank), the representations and warranties of CCV contained in the Pledge Agreement, the Subsidiary Guaranty and the Security Agreement, the representations and warranties of each of ACC and CCI contained in the Subsidiary Guaranty and the Security Agreement and the representations and warranties of MFI contained in the Subsidiary Guaranty shall be true on and as of the date of such Borrowing.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (b) and (c) of this Section.


                                  ARTICLE IV

                    CHANGE IN CIRCUMSTANCES AFFECTING LOANS

               SECTION 4.01. Basis for Determining Interest Rate Unavailable. If on or prior to the first day of any Interest Period deposits in Dollars (in the applicable amounts) are not being offered to the Bank in the relevant market for such Interest Period, the Bank shall forthwith give notice thereof to the Borrower, whereupon the obligations of the Bank to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. Unless the Borrower notifies the Bank at least two Domestic Business Days before the date of any Fixed Rate Loan for which a notice of borrowing has previously been given that it elects not to borrow on such date, such Loan shall instead be made as a Base Rate Loan.

               SECTION 4.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans, the Bank shall forthwith so notify the Borrower, whereupon the Bank's obligation to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Borrower pursuant to this Section 4.02, the Bank will designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. If the Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount for an Interest Period coincident with the remaining term of the Interest Period applicable to such Euro-Dollar Loan, and the Bank shall make such a Base Rate Loan.

               SECTION 4.03.     Increased Costs and Reduced Returns.  (a)
If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                     (1) shall subject the Bank (or its Applicable Lending
               Office) to any tax, duty or other charge with respect to its obligation to make Fixed Rate Loans, its Fixed Rate Loans, or its Note, or shall change the basis of taxation of payments to the Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or in respect of any other amounts due under this Agreement, in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans, (except for changes in the rate of tax on the overall net income of the Bank or its Applicable Lending Office imposed by the jurisdiction in which the Bank's principal executive office or Applicable Lending Office is located); or

                     (2) shall impose, modify or deem applicable any reserve
               (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment
               Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (or its Applicable Lending Office) or shall impose on the Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its obligation to make or maintain Fixed Rate Loans, its Fixed Rate Loans or its Note;

and the result of any of the foregoing is to increase the cost to the Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by the Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrower agrees to pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

               (b) If the Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of the Bank (or its Parent) as a consequence of the Bank's obligations hereunder to a level below that which the Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank (or its Parent) such additional amount or amounts as will compensate the Bank for such reduction.

               (c) The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

               The Borrower hereby represents and warrants to the Bank that:

               SECTION 5.01. Corporate Existence and Power. The Borrower and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

               SECTION 5.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Note, the Pledge Agreement and the Security Agreement, by CCV of the Pledge Agreement, the Security Agreement and the Subsidiary Guaranty, by each of ACC and CCI of the Security Agreement and the Subsidiary Guaranty and by MFI of the Subsidiary Guaranty are within such Person's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Person or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Person or result in the creation or imposition of any Lien on any asset of such Person or any of its Subsidiaries other than in favor of the Bank as provided for in the Pledge Agreement and the Security Agreement.

               SECTION 5.03. Binding Effect. This Agreement, the Pledge Agreement and the Security Agreement constitute valid and binding agreements of the Borrower, the Pledge Agreement, the Subsidiary Guaranty and the Security Agreement constitute valid and binding agreements of CCV, the Security Agreement and the Subsidiary Guaranty constitute valid and binding agreements of each of ACC and CCI, the Subsidiary Guaranty constitutes a valid and binding agreement of MFI and the Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower.

               SECTION 5.04.     Financial Information.

               (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1994 and the related consolidated statements of shareholders' capital deficiency and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, certified by Coopers & Lybrand L.L.P., certified public accountants, a copy of which has been delivered to the Bank, fairly present in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries at such date and the consolidated results of operations for such fiscal year.

               (b) The unaudited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 1995 and the related consolidated statements of operations, shareholders' capital deficiency and cash flows of the Borrower and its Consolidated Subsidiaries for the three months then ended, a copy of which has been delivered to the Bank, fairly present in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries at such date and the consolidated results of operations for such period (subject to normal year-end adjustments).

               (c) Since March 31, 1995 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

               SECTION 5.05. Litigation. Except as described in Exhibit D hereto, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of this Agreement, the Note, the Pledge Agreement, the Subsidiary Guaranty or the Security Agreement.

               SECTION 5.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code, and has not (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or made any amendment to any Plan which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

               SECTION 5.07. Taxes. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1988. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

               SECTION 5.08. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

               SECTION 5.09. Approval of Regulatory Authorities. No approval or consent of, or filing or registration with, any state or federal commission or other federal, state or local regulatory authority is required in connection with the execution, delivery and performance by the Borrower of this Agreement, the Note, the Pledge Agreement, the Subsidiary Guaranty and the Security Agreement.

               SECTION 5.10. Franchises. Attached as Exhibit E hereto is a complete listing of each Franchise owned by the Borrower or any Subsidiary. Each Franchise is in full force and effect. No material default has occurred which is continuing under or in respect of any of the provisions of any Franchise. No approval, application, filing, registration, consent or other action of any local, state or federal authority is required to enable the Borrower or any Subsidiary to operate under any Franchise. The Borrower has received no notice from the granting body or any other governmental authority with respect to any breach of any covenant under, or any default with respect to, any Franchise.

               SECTION 5.11. Environmental Matters. None of the Borrower's or any of its Subsidiaries' presently or previously owned or operated properties or assets has ever been used by the Borrower or any such Subsidiary or, to the best of the Borrower's knowledge, by previous owners or operators in the disposal of, or to generate, store, handle, treat, release or transport, any Hazardous Substances. None of the Borrower's or any of its Subsidiaries' presently or previously owned or operated properties or assets is or has ever been designated or identified in any manner pursuant to any Environmental Law as a disposal site or as a candidate for investigation, remediation, removal action or closure under any Environmental Law. No lien arising under any Environmental Law has attached to any of the Borrower's or any of its Subsidiaries' presently or previously owned or operated assets or properties. No summons, citation, notice, request for information, order or directive has been received from or, to the best of the Borrower's knowledge, has been threatened by, any governmental agency or third party concerning any act or omission which could lead to liability to the Borrower or any of its Subsidiaries under or relating to any Environmental Law. Liabilities or costs arising out of or relating to Environmental Laws have not had and are not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole.

               SECTION 5.12. Full Disclosure. All information heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of each of the Borrower or the Guarantors to perform its obligations (if any) under this Agreement, the Pledge Agreement, the Security Agreement, the Subsidiary Guaranty or the Note.


                                  ARTICLE VI

                                   COVENANTS

               So long as the Commitment shall be in effect or the Note is outstanding, unless compliance shall have been waived in writing by the Bank, the Borrower agrees that:

               SECTION 6.01. Information. The Borrower will deliver to the Bank:

               (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year, and the related consolidated statements of operations, shareholders' capital deficiency or retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the preceding fiscal year, all reported on in a manner acceptable to the Bank by Coopers & Lybrand L.L.P. or other independent certified public accountants of nationally recognized standing, together with unaudited balance sheets and statements of the Borrower and its Consolidated Subsidiaries for that period;

               (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related consolidated statements of operations, shareholders' capital deficiency or retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

               (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 6.06, 6.11, 6.12, 6.16, 6.17 and 6.18 on the date of such financial statements and to establish the Debt to Cash Flow Ratio, the Interest Coverage Ratio and the Fixed Charge Coverage Ratio at the end of the preceding fiscal quarter and the amount spent on Consolidated Capital Expenditures and Management Fees during such fiscal quarter and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements
         (i) to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

               (e) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

               (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that a Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section
         412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

               (h) if at any time the value of all "margin stock" (as defined in Regulation U) owned by the Borrower and its Consolidated Subsidiaries exceeds (or would, following application of the proceeds of an intended Loan hereunder, exceed) 25% of the value of the total assets of the Borrower and its Consolidated Subsidiaries, in each case as reasonably determined by the Borrower, prompt notice of such fact;

               (i) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a certificate specifying
         (i) the amount of Excess Cash Flow for the fiscal year just ended,
         (ii) the amount of Excess Cash Flow used to reduce the Commitment pursuant to Section 2.07(d)(iv), (iii) aggregate Available Excess Cash Flow for all fiscal years commencing on or after January 1, 1994, through the fiscal year immediately preceding the fiscal year just ended and (iv) the amount of such aggregate Available Excess Cash Flow expended by the Borrower, if any, through the end of the most recently ended fiscal year for any purpose whatsoever; and

               (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Bank may reasonably request.

               SECTION 6.02. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; and

               (b) The Borrower will maintain, and will cause each Subsidiary to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, (ii) public liability insurance (including products/completed operations liability coverage) in an amount not less than $1,000,000, and (iii) such other insurance coverage in such amounts and with respect to such risks as the Bank may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Bank may approve in writing. The Borrower will deliver to the Bank (i) on the date of the first Loan hereunder, a certificate dated such date showing the amount of coverage as of such date, (ii) upon request of the Bank from time to time full information as to the insurance carried, (iii) within five days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

               SECTION 6.03. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and Franchises necessary or desirable in the normal conduct of business.

               SECTION 6.04.     Compliance with Laws; Notice of Proceedings.
(a) The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

               (b) The Borrower will promptly give notice in writing to the Bank of all litigation, arbitral proceedings and regulatory proceedings affecting the Borrower or any Subsidiary or the property of the Borrower or any Subsidiary, except litigation or proceedings which, if adversely determined, could not materially and adversely affect the consolidated financial condition or the business taken as a whole of the Borrower and its Subsidiaries.

               SECTION 6.05. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of the Bank at the Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

               SECTION 6.06. Restricted Payments. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment so long as the Debt to Operating Cash Flow Ratio shall be greater than 6.0 to 1. As long as the Debt to Operating Cash Flow Ratio shall be 6.0 to 1 or less Restricted Payments not exceeding in any fiscal year 50% of Excess Cash Flow for the prior fiscal year may be made, provided that the aggregate amount of Restricted Payments made from January 1, 1995 through the date of any such payment shall not exceed the Maximum Amount.

               For the purposes of this Section, "Maximum Amount" means the sum of (A) $350,000 for each fiscal year previously ended starting with the fiscal year commencing January 1, 1994 plus (B) aggregate Available Excess Cash Flow for all fiscal years previously ended starting with the fiscal year commencing January 1, 1994 minus (C) aggregate expenditures to date out of aggregate Available Excess Cash Flow for all fiscal years previously ended starting with the fiscal year commencing January 1, 1994.

               SECTION 6.07. Debt. The Borrower will not permit any Subsidiary to create or allow to exist any Debt other than Debt to the Borrower and other than capital lease obligations which shall not exceed $100,000 in the aggregate. The Borrower will not create or allow to exist any Debt in excess of $100,000 in the aggregate other than (i) Debt to the Bank hereunder, (ii) Debt incurred under the Revolving Credit Agreement or any successor agreement which permits the Borrower to borrow an aggregate principal amount not to exceed $2,000,000 at any time outstanding and (iii) Debt to C-TEC in an aggregate principal amount of $2,287,000, which Debt to C-TEC may be repaid from Net Cash Proceeds of the Equity Rights offering in excess of the amounts necessary to meet the requirements of Section 2.07(d)(i).

               SECTION 6.08. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for:

               (a) Liens existing on the date hereof securing Debt outstanding on the date of this Agreement;

               (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

               (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

               (d) any Lien on any asset of any corporation existing at the time such corporation is merged into or consolidated with the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

               (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

               (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

               (g)  Liens arising in the ordinary course of its business which
         (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

               (h) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed $100,000.

               SECTION 6.09. Consolidations, Mergers and Sales of Assets. The Borrower will not, without the prior written approval of the Bank, (i) consolidate or merge with or into any other Person, (ii) participate in, or contribute or assign any assets or funds to, any partnership or joint venture,
(iii) sell, lease or otherwise transfer all or any substantial part of its assets to any other Person, unless all the proceeds thereof, less any brokers' or similar fees, are applied to reduce the obligations of Borrower hereunder or (iv) transfer any Collateral other than in accordance with the Pledge Agreement and the Security Agreement. The Borrower will not permit any Subsidiary to consolidate with, merge with or into or transfer all or any substantial part of its assets to any Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary.

               SECTION 6.10. Use of Proceeds. The proceeds of the Loans shall be used to refinance existing Debt of the Borrower and its Subsidiaries and for general corporate purposes. No part of the proceeds of any Loan hereunder will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate of buying or carrying any "margin stock" within the meaning of Regulation U. If requested by the Bank, the Borrower will furnish to the Bank in connection with any Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

               SECTION 6.11. Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the last day of any fiscal quarter ending during a period set forth below to be less than the ratio set forth opposite such period in the following table:

                                                            INTEREST
           PERIOD                                        COVERAGE RATIO
           ------                                        --------------

From Effective Date through
December 31, 1995                                           2.00 to 1

From January 1, 1996 through
December 31, 1996                                           3.00 to 1

From January 1, 1997 through
December 31, 1997                                           3.50 to 1

From January 1, 1998 through
December 31, 1998                                           4.00 to 1

Thereafter                                                  4.50 to 1

               SECTION 6.12. Debt to Operating Cash Flow Ratio. The Borrower will not permit the ratio of Debt to Operating Cash Flow at any time during a period set forth below to be greater than the ratio set forth opposite such period in the following table:

                                                       RATIO OF DEBT TO
            PERIOD                                   OPERATING CASH FLOW
            ------                                   -------------------

From Effective Date through
December 31, 1995                                           5.0 to 1

From January 1, 1996 through
December 31, 1996                                           4.0 to 1

From January 1, 1997 through
December 31, 1997                                           3.5 to 1

From January 1, 1998 through
December 31, 1998                                           3.0 to 1

From January 1, 1999 through
December 31, 1999                                           2.5 to 1

Thereafter                                                  2.0 to 1

               SECTION 6.13. Lines of Business. The Borrower will not and will not permit any Subsidiary to, enter into any new lines of business (which are materially different from and unrelated to the lines of business respectively conducted by them) or change materially the nature of the business respectively conducted by them on the date hereof.

               SECTION 6.14. Investments. Neither the Borrower nor any Subsidiary will make or acquire any Investment in any Person other than:

               (a) Investments in Subsidiaries existing on the date hereof;

               (b) Temporary Cash Investments; and

               (c) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (c) does not exceed $250,000.

               SECTION 6.15. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter ending during a period set forth below to be less than the ratio set forth opposite such period in the following table:


                                                            FIXED CHARGE
            PERIOD                                         COVERAGE RATIO
            ------                                         --------------

From Effective Date through
September 30, 1995                                             0.75 to 1

From October 1, 1995 through
December 31, 1995                                              0.85 to 1

From January 1, 1996 through
March 31, 1996                                                 0.80 to 1

From April 1, 1996 through
June 30, 1996                                                  0.90 to 1

From July 1, 1996 through
September 30, 1996                                             0.95 to 1

From October 1, 1996 through
December 31, 1997                                              1.00 to 1

Thereafter                                                     1.10 to 1


               SECTION 6.16. Consolidated Capital Expenditures. The Borrower will not permit its Consolidated Capital Expenditures to exceed, for each period set forth below, the corresponding amount set forth in the following table:

                                                 AMOUNT OF CONSOLIDATED
         PERIOD OF EXPENDITURE                    CAPITAL EXPENDITURE
         ---------------------                   ----------------------

From January 1, 1995
December 31, 1995                                        $2,149,000

From January 1, 1996 through
December 31, 1996                                        $2,084,000

From January 1, 1997 through
December 31, 1997                                        $1,731,000

From January 1, 1998 through
December 31, 1998                                        $1,756,000

From January 1, 1999 through
December 31, 1999                                        $1,661,000

From January 1, 2000 through
December 31, 2000                                        $1,637,000

From January 1, 2001 through
December 31, 2001                                        $1,670,000

From January 1, 2002 through
December 31, 2002                                        $1,714,000;

provided that the Borrower may expend, during each period set forth above, in addition to the amount allocated for such period above, up to $600,000 of any unused portion of the Consolidated Capital Expenditure allowance for the preceding period.

               SECTION 6.17. Management Fees. The Borrower will not, during each period set forth below, make cash payments in respect of Management Fees in excess of the amount set forth opposite such period in the following table:

               PERIOD                          AMOUNT OF MANAGEMENT FEES
               ------                          -------------------------

From January 1, 1995 through
December 31, 1995                                        $1,231,000

From January 1, 1996 through
December 31, 1996                                        $1,292,000

From January 1, 1997 through
December 31, 1997                                        $1,357,000

From January 1, 1998 through
December 31, 1998                                        $1,424,000

From January 1, 1999 through
December 31, 1999                                        $1,496,000

From January 1, 2000 through
December 31, 2000                                        $1,570,000

From January 1, 2001 through
December 31, 2001                                        $1,649,000

From January 1, 2002 through
December 31, 2002                                        $1,731,000

               SECTION 6.18. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary Affiliate than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

               SECTION 6.19.  Certain Obligations Respecting Subsidiaries.
The Bank shall have the right from time to time to require the Borrower, pursuant to a written request from the Bank, (i) to cause such Subsidiaries as may be specified in such request to become parties to the Subsidiary Guaranty or to execute and deliver such other guaranties, in form and substance satisfactory to the Bank, guaranteeing payment of the Borrower's obligations hereunder and (ii) to cause such Material Subsidiaries as may be specified in such request to become parties to the Security Agreement or to execute and deliver such other security agreements, in form and substance satisfactory to the Bank, securing payment of the Borrower's obligations hereunder. Any such request shall be made by the Bank in the good faith exercise of its discretion. Within thirty days after any such request, the Borrower shall, and shall cause the appropriate Subsidiaries or Material Subsidiaries of the Borrower to (i) execute and deliver to the Bank such number of copies as the Bank may specify of documents creating such guaranties and security interests and (ii) do all other things which may be necessary or which the Bank may reasonably request in order to confer upon and confirm to the Bank the benefits of such security interests.


                                  ARTICLE VII

                              EVENTS OF DEFAULTS

               SECTION 7.01. Events of Default. If any one or more of the following events ("Events of Default") shall have occurred and be continuing:

               (a) the Borrower shall fail to pay when due any principal of or interest on any Loan, or

               (b) the Borrower shall fail to observe or perform any covenant contained in Section 6.01(e) or Sections 6.06 to 6.19 (inclusive) hereof; or

               (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Bank; or

               (d) any representation, warranty, certification or statement made by the Borrower or any Subsidiary in this Agreement, the Pledge Agreement, the Security Agreement or the Subsidiary Guaranty or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect upon the date when made or deemed made; or

               (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt (other than the Note) when due or within any applicable grace period; or

               (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; or

               (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

               (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

               (i) any member of the ERISA Group shall fail to pay when due any amount or amounts aggregating in excess of $200,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $200,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $200,000; or

               (j) judgments or orders for the payment of money in excess of $200,000 in the aggregate shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 20 days; or

               (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than C-TEC shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower; or

               (l) the Subsidiary Guaranty, for any reason other than payment in full of all amounts due hereunder, ceases to be in full force and effect, is revoked or is declared null and void, or the Guarantors deny that they have or contest any further liability under the Subsidiary Guaranty, or give notice to that effect; or

               (m) the Lien created by the Security Agreement shall at any time and for any reason not constitute a valid and perfected Lien subject to no prior or equal Lien;

then, and in every such event, (1) in the case of any of the Events of Default specified in paragraphs (g) or (h) above, the Commitment shall thereupon automatically be terminated and the principal of and accrued interest on the Note shall automatically become due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived and (2) in the case of any other Event of Default specified above, the Bank may, by notice in writing to the Borrower, terminate the Commitment hereunder, if still in existence, and it shall thereupon be terminated, and the Bank may, by notice in writing to the Borrower, declare the Note and all other sums payable under this Agreement to be, and the same shall thereupon forthwith become, due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived.


                                 ARTICLE VIII

                                 MISCELLANEOUS

               SECTION 8.01. Notices. All notices, requests and other communications hereunder shall be in writing (including bankwire, telex, facsimile transmission or similar writing). Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and oral confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as specified in this Section or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Bank pursuant to Sections 2.03 and 2.09 hereof which are given otherwise than by telex or facsimile transmission shall not be effective until received by the Bank. Any such notice, request, demand or communication shall be delivered or addressed as follows:

               (i) if to the Borrower, to it at Mercom, Inc., 105 Carnegie Center, Princeton, New Jersey 08540; Attention: Treasurer (if by facsimile transmission, to facsimile no: 609-734-3875);

               (ii) if to the Bank, communications relating to its Euro-Dollar Loans shall be delivered or addressed to the address, telex or facsimile transmission number set forth on the signature pages hereof for its Euro-Dollar Lending Office and all other communications shall be delivered or addressed to the address, telex or facsimile transmission number set forth on the signature pages hereof for its Domestic Lending Office;

or at such other address, telex or facsimile transmission number as any party hereto may designate by written notice to the other party hereto.

               SECTION 8.02.     Amendments and Waivers; Cumulative Remedies.

               (a) None of the terms of this Agreement may be waived, altered or amended except by an instrument in writing duly executed by the Borrower and the Bank.

               (b) No failure or delay by the Bank in exercising any right, power or privilege hereunder or the Note shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 8.03. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Bank.

               (b) The Bank, upon notice to the Borrower, may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $3,000,000) of all, of its rights under this Agreement and the Note. The Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower the Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which the Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the Bank will not agree to any modification, amendment or waiver of this Agreement (i) which increases or decreases the Commitment of the Bank
(ii) reduces the principal of or rate of interest on any Loan or (iii) postpones the date fixed for any payment of principal of or interest on any Loan or any fees hereunder without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.12 and
Article IV hereof with respect to its participating interest.

               (c) The Bank may at any time assign all or any portion of its rights under this Agreement and the Note to a Federal Reserve Bank. No such assignment shall release the Bank from its obligations hereunder.

               (d) No Assignee, Participant or other transferee of the Bank's rights shall be entitled to receive any greater payment under Section 4.03 hereof than the Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 4.03(c) hereof requiring the Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

               SECTION 8.04.     Expenses; Documentary Taxes; Indemnification.
(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses and internal charges of the Bank (including reasonable fees and disbursements of special counsel for the Bank and time charges of attorneys who may be employees of the Bank) in connection with the preparation and administration of this Agreement, the Note, the Pledge Agreements, the Subsidiary Guaranty and the Security Agreement, any waiver or consent hereunder or thereunder, any amendment hereof or thereof, or any Default or alleged Default hereunder or thereunder and (ii) if there is an Event of Default, all out-of-pocket expenses and internal charges incurred by the Bank (including fees and disbursements of special counsel for the Bank and time charges of attorneys who may be employees of the Bank) in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, the Note, any Pledge Agreement, the Subsidiary Guaranty or the Security Agreement.

               (b) The Borrower agrees to indemnify the Bank and hold the Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by the Bank in connection with any investigative, administrative or judicial proceeding (whether or not the Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that the Bank shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

               SECTION 8.05. Counterparts; Integration. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

               SECTION 8.06. Headings; Table of Contents. The section and subsection headings used herein and the Table of Contents have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

               SECTION 8.07. Governing Law. This Agreement and the Note shall be construed in accordance with and governed by the law of the State of New York.

               SECTION 8.08. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PLEDGE AGREEMENT, THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                           MERCOM, INC.


                           By: /s/ Bruce Godfrey
                               __________________________
                               Title: Executive Vice
                                        President


                           MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                           By: /s/ Eugenia Wilds
                               __________________________
                               Title: Vice President

                           c/o J.P. Morgan Services, Inc.
                               500 Stanton Christiana Road
                               Newark, Delaware
                               Facsimile No.: (302) 634-1092


                                                                   EXHIBIT A

                                NOTE

U.S. $24,692,667                                                        , 1995

                                                            New York, New York

               FOR VALUE RECEIVED, MERCOM, INC., Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Bank") for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement.

               All such payments of principal and interest shall be made in lawful money of the United States of America in Federal or other immediately available funds at the office of the Bank located at 60 Wall Street, New York, New York 10260.

               All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

               This note is the Note referred to in the Term Credit Agreement between the Borrower and the Bank dated as of November 26, 1989 and as amended and restated as of August 16, 1995 (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                       MERCOM, INC.


                                       By: __________________________
                                           Title:

                                                                   EXHIBIT B


                                PLEDGE AGREEMENT


               PLEDGE AGREEMENT, dated as of November 26, 1989 and amended and restated as of August 16, 1995 among MERCOM, INC., a Delaware corporation (the "Borrower"), COMMUNICATIONS AND CABLEVISION, INC., a Michigan corporation ("CCV", and together with the Borrower, the "Pledgors" and each a "Pledgor") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Bank").

               In connection with the Term Credit Agreement dated as of November 26, 1989 (as amended and restated as of August 16, 1995, and as further amended from time to time, the "Term Credit Agreement") between the Borrower and the Bank, and the Revolving Credit Agreement dated as of November 26, 1989 (as amended and restated as of August 16, 1995 and as further amended from time to time, the "Revolving Credit Agreement", and, together with the Term Credit Agreement, the "Credit Agreements") between the Borrower and the Bank, the Bank has agreed to make Loans to the Borrower on the condition, among others, that the Pledgors deliver and pledge to the Bank all Voting Securities of each Subsidiary. This Pledge Agreement is intended to set forth the terms and conditions upon which such instruments will, from time to time, be delivered and pledged. Accordingly, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Bank agree as follows:

               1. Pledge. As collateral security for the full and timely payment, performance and observance of all indebtedness, obligations, liabilities and agreements of any kind of the Borrower to the Bank under the Credit Agreements and of CCV under the Subsidiary Guaranty dated as of August 16, 1995 by CCV, Allegan County Cablevision, Inc., a Michigan corporation, Coldwater Cablevision, Inc., a Michigan corporation and Mercom of Florida, Inc., a Florida corporation in favor of the Bank in connection with the Credit Agreements (collectively, the "Obligations"), the Pledgors herewith deposit and pledge with the Bank, in form transferable for delivery, and grant to the Bank a security interest in, the shares of stock and the certificates or other instruments or documents evidencing same more particularly described in Schedule A annexed hereto and such additional property at any time and from time to time receivable by the Bank hereunder or otherwise distributed in respect of or in exchange for any or all such shares or obligations (herein collectively called the "Pledged Securities").

               2. Representations and Warranties. Each of the Pledgors represents and warrants that the Pledged Securities are duly and validly issued and duly and validly pledged with the Bank in accordance with law, and agrees to defend the Bank's right, title, lien and security interest in and to the Pledged Securities against the claims and demands of all persons whomsoever. Each Pledgor also represents and warrants to the Bank that it has, and will have on deposit hereunder, good title to all of the Pledged Securities, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, that the information with respect to the Pledged Securities set forth on Schedule A of this Pledge Agreement is true and correct and that no consent or approval of any governmental or regulatory authority, or of any securities exchange, was or is necessary to the validity of this pledge which has not been obtained.
In the event the Bank is entitled to take any remedial action pursuant to this Pledge Agreement, it will be necessary to obtain prior approval from the FCC for the assignment of any FCC licenses held by the Pledgors or any Subsidiary or for any transfer of control of the Pledgors or any Subsidiary.

               3. Rights of Pledgor. So long as there shall exist no condition, event or act which constitutes, or with notice or lapse of time, or both, would constitute, a Default or an Event of Default under the Obligations, each Pledgor shall be entitled:

               (a) To exercise, as it shall think fit, but in a manner not inconsistent with the terms hereof or of the Obligations, the voting power with respect to the Pledged Securities; and


               (b) To receive and retain for its own account any and all payments of principal, dividends (other than stock or liquidating dividends) and interest at any time and from time to time declared or paid upon any of the Pledged Securities.

               4. Stock Dividends, etc. In case, upon the dissolution or liquidation (in whole or in part) of the issuer of any of the Pledged Securities, any sum shall be paid as a liquidating dividend or otherwise upon or with respect to any of the Pledged Securities, and in case any sum shall be paid on account of the principal of any of the Pledged Securities which shall be an obligation, such sum shall be paid over to the Bank, to be held by the Bank as additional collateral hereunder. In case any stock dividend shall be declared on any of the Pledged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any shares, obligations or other property shall be distributed upon or with respect to the Pledged Securities pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or to the merger or consolidation of such issuer with or into another corporation, the shares, obligations or other property so distributed shall be delivered to the Bank, to be held by it as additional collateral hereunder, and all of the same (other than cash) shall constitute Pledged Securities for all purposes hereof. Any cash received and retained by the Bank as additional collateral hereunder pursuant to the foregoing provisions may at any time and from time to time be applied (in whole or in part) by the Bank, at its option, to the payment of interest on and/or principal of the Obligations (in such order of maturity as the Bank shall in its sole discretion determine).

               5. Remedies of the Bank. If a Default or an Event of Default shall occur under the Obligations or if the Obligations shall not be paid when due, whether at the stated maturity thereof or by acceleration or otherwise, the Bank, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Pledged Securities, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Pledged Securities or any of them may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Bank may grant options, each Pledgor hereby waiving and releasing any and all equity or right of redemption. If any of the Pledged Securities are sold by the Bank upon credit or for future delivery, the Bank shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Bank may resell such Pledged Securities. In no event shall either Pledgor be credited with any part of the proceeds of sale of any Pledged Securities until cash payment thereof has actually been received by the Bank. The Bank shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Securities, and to cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee.

               6. Manner of Sale. No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Securities which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise the Bank shall give the Pledgors at least five days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgors agree is reasonable, all other demands, advertisements and notices being hereby waived. The Bank shall not be obligated to make any sale of Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of Pledged Securities of a type customarily sold in a recognized market and upon each public sale, the Bank or any holder of the Obligations may purchase all or any of the Pledged Securities being sold, free from any equity or right of redemption, which is hereby waived and released, and may make payment therefor (by endorsement without recourse) in Obligations in lieu of cash to the amount then due thereon which the Pledgors hereby agree to accept. In the case of all sales of Pledged Securities, public or private, the Pledgors shall jointly and severally pay all costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees, and after deducting such costs and expenses from the proceeds of sale, the Bank shall apply any residue to the payment of the Obligations, and the Pledgors shall continue to be jointly and severally liable for any deficiency. The balance, if any, remaining after payment in full of all of the Obligations, shall be paid to the Pledgors, subject to any duty of the Bank imposed by law to the holder of any subordinate security interest in the Pledged Securities known to the Bank.


               7. Securities Law Matters. Each Pledgor recognizes that the Bank may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities
Act of 1933, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Securities were sold at public sales, and that the Bank has no obligation to delay sale of any such Pledged Securities for the period of time necessary to permit the issuer of such Pledged Securities, even if such issuer would agree, to register such Pledged Securities for public sale under such applicable securities laws. Each Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

               8. Remedies Not Exclusive. The remedies provided herein in favor of the Bank shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Bank existing at law or in equity.

               9. Duty of Care. The Bank shall have no duty as to the collection or protection of the Pledged Securities or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Pledged Securities (herein called "events"), the Bank's duty shall be fully satisfied if (i) the Bank exercises reasonable care to ascertain the occurrence and to give reasonable notice to the Pledgors of any events applicable to any Pledged Securities which are registered and held in the name of the Bank or its nominee, (ii) the Bank gives the Pledgors reasonable notice of the occurrence of any events, of which the Bank has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Bank or its nominee (each Pledgor agreeing to give the Bank reasonable notice of the occurrence of any events applicable to any securities in the possession of the Bank of which such Pledgor has received knowledge), and (iii) in the exercise of its sole discretion (a) the Bank endeavors to take such action with respect to any of the events as the Pledgors may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Bank determines that the action requested might adversely affect the value of the Pledged Securities as collateral, the collection of the Obligations, or otherwise prejudice the interests of the Bank, the Bank gives reasonable notice to the Pledgors that any such requested action will not be taken and if the Bank makes such determination or if the Pledgors fail to make such timely request, the Bank takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Bank shall have no further obligation to ascertain the occurrence of, or to notify the Pledgors with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Bank of any internal procedures with respect to any securities in its possession. Each Pledgor releases the Bank from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Pledged Securities and/or any actions, taken or omitted to be taken by the Bank with respect thereto, and each Pledgor hereby agrees to hold the Bank harmless from and with respect to any and all such claims, causes of action and demands.

               10. Power of Attorney. Each Pledgor hereby appoints the Bank as such Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which either may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Bank shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgors representing any interest or dividend or other distribution payable in respect of the Pledged Securities or any part thereof and to give full discharge for the same.

               11. Waivers. No delay on the part of the Bank or of any holder of the Obligations in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. Any waiver of any of the Bank's rights hereunder shall not be effective unless in writing and signed by a duly authorized officer of the Bank.

               12. Return of Pledged Securities upon Satisfaction of Obligations. Upon payment in full of the Obligations, the Pledgors shall be entitled to the return of all of the Pledged Securities and of all other property and cash which have not been used or applied toward the payment of such Obligations. The assignment by the Bank to the Pledgors of such Pledged Securities and other property shall be without representation or warranty of any nature whatsoever and wholly without recourse.

               13. Notices. Any notice or demand upon any Pledgor shall be deemed to have been sufficiently given for all purposes thereof (i) if mailed, postage prepaid, by registered or certified mail, return receipt requested,
(ii) if delivered, to such Pledgor at the address specified below, or at such other address as such Pledgor may theretofore have designated in writing and given in like manner to the Bank or (iii) if by facsimile transmission, when transmitted to the facsimile number specified below and oral confirmation of receipt is received.

               14. Defined Terms. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreements.

               15. Governing Law. This Agreement and the rights and obligations of the Bank and each Pledgor hereunder shall be construed in accordance with and governed by the law of the State of New York, cannot be changed orally and shall bind and inure to the benefit of each Pledgor and the Bank and their respective successors and assigns, and all subsequent holders of the Obligations.

               16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.


               IN WITNESS WHEREOF, the Pledgors and the Bank have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

                           MERCOM, INC.



                           By: __________________________
                               Title:

                           Address:  Mercom, Inc.
                                     105 Carnegie Center
                                     Princeton, New Jersey
                                              08540

                           Attn:     Treasurer
                           Facsimile No.: 609-734-3875


                           COMMUNICATIONS AND CABLEVISION, INC.



                           By: __________________________
                               Title:

                           Address:  Communications & Cablevision,
                                         Inc.
                                     105 Carnegie Center
                                     Princeton, New Jersey
                                              08540

                           Attn:
                           Facsimile No.: 609-734-3875


                           MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK


                           By: __________________________
                               Title:


                                                                   EXHIBIT F


                              SUBSIDIARY GUARANTY


               Subsidiary Guaranty dated as of August 16, 1995 by Communications and Cablevision, Inc., a Michigan corporation, Allegan County Cablevision, Inc., a Michigan corporation, Coldwater Cablevision, Inc., a Michigan corporation and Mercom of Florida, Inc., a Florida corporation, (the "Guarantors") in favor of the Bank in connection with the Term Credit Agreement amended and restated as of August 16, 1995 (as amended from time to time, the "Term Credit Agreement") between Mercom, Inc., a Delaware corporation (the "Borrower") and Morgan Guaranty Trust Company of New York (the "Bank") and the Revolving Credit Agreement amended and restated as of August 16, 1995 (as amended from time to time, the "Revolving Credit Agreement," and, together with the Term Credit Agreement, the "Credit Agreements") between the Borrower and the Bank. Terms defined in the Credit Agreements are used herein as defined in the Credit Agreements.

               1. Corporate Existence and Power; Corporate and Governmental Authorization; No Contravention; Binding Effect. Each of the Guarantors is a corporation duly organized and validly existing under the laws of the state of its incorporation without limitation on the duration of its existence and is in good standing therein; and each of the Guarantors has corporate power to enter into and perform this Subsidiary Guaranty. The execution and delivery by each of the Guarantors of this Subsidiary Guaranty and the performance by each of the Guarantors of its obligations hereunder, do not contravene, or constitute a default under, any provision of applicable law or regulation of such corporation's charter or bylaws or any indenture, agreement, instrument, judgment or order to which any Guarantor is a party or by which it or any of its material assets or properties may be bound or affected or which would result in the creation or imposition of a Lien on any such asset. Each of the Guarantors has taken all corporate action necessary to authorize its execution and delivery of this Subsidiary Guaranty and the consummation of the transactions contemplated hereby; this Subsidiary Guaranty constitutes the valid and binding agreement of each of the Guarantors enforceable against the Guarantor in accordance with its terms, except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles. No consent, approval, authorization, permit or license from, or registration or filing with, any governmental authority is required in connection with making of this Subsidiary Guaranty.

               2. The Guaranty. Each of the Guarantors hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the amounts payable by the Borrower pursuant to the Credit Agreements and the Notes issued thereunder. The obligations of the Guarantors hereunder shall be joint and several obligations of each Guarantor. Upon failure by the Borrower to pay punctually any such amount, the Guarantors shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreements.

               3. Guaranty Unconditional. The obligations of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

               (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under the Credit Agreements or the Notes, by operation of law or otherwise, or of any Guarantor under this Subsidiary Guaranty, by operation of law or otherwise;

               (ii) any modification or amendment of or supplement to the Credit Agreements or the Notes;

               (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Credit Agreements or the Notes or of any Guarantor under this Subsidiary Guaranty;

               (iv)  any change in the corporate existence,
         structure or ownership of the Borrower or any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any Guarantor or their assets or any resulting release or discharge of any obligation of the Borrower contained in the Credit Agreements or the Notes or of any Guarantor contained in this Subsidiary Guaranty;

               (v) the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Borrower, the Bank, any Guarantor or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

               (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of the Credit Agreements or the Notes, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on the Notes or any other amount payable by the Borrower under the Credit Agreements, or any invalidity or unenforceability relating to or against any Guarantor for any reason of this Subsidiary Guaranty, or any provision of any applicable law or regulation purporting to prohibit the payment by any Guarantor of any amount payable under this Subsidiary Guaranty; or

               (vii) any other act or omission to act or delay of any kind by the Borrower, the Bank, any Guarantor or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to any Guarantor's obligations hereunder.

               4. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each Guarantor's obligations hereunder shall remain in full force and effect until the Commitment shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Credit Agreements shall have been paid in full. If at any time any payment of the principal of or interest on the Notes or any other amount payable by the Borrower under the Credit Agreements is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made on time.

               5. Waiver by the Guarantors. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any Borrower or any other corporation or person.

               6. Subrogation and Contribution. Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against the Borrower with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the Borrower in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Guarantor with respect to such payment.

               7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreements or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreements shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Bank.

               8. Limit of Liability. The obligations of each Guarantor hereunder shall be limited to an aggregated amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy code or any comparable provisions of any applicable state law.

               9. Notices. All notices, requests and other communications hereunder shall be in writing (including bank wire, telex, telecopy, facsimile transmission or similar writing). Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and oral confirmation of receipt is received, or (iv) if given by any other means, when received at the address specified in this Section. Any such notice, request, demand or communication shall be delivered or addressed (i) if to CCV, MFI, ACC or CCI, to it at 105 Carnegie Center, Princeton, New Jersey 08540,
Attention: Treasurer (if by facsimile transmission, to facsimile number 609-734-3875) and (ii) if to the Bank, pursuant to Section 8.02 of the Credit Agreements.

               10. Amendments and Waivers. Any provision of this Subsidiary Guaranty may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Bank.

               11. Governing Law. This Subsidiary Guaranty shall be governed by and construed in accordance with the internal laws of the State of New York. Each of the Guarantors hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Subsidiary Guaranty or the transactions contemplated hereby. Each of the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

               12. Waiver of Jury Trial. EACH OF THE GUARANTORS AND THE BANK, BY ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.



                                       COMMUNICATIONS AND
                                       CABLEVISION, INC.


                                       By:_______________________
                                         Title:


                                       MERCOM OF FLORIDA, INC.


                                       By:_______________________
                                         Title:


                                       ALLEGAN COUNTY CABLEVISION,
                                         INC.


                                       By:_______________________
                                         Title:


                                       COLDWATER CABLEVISION, INC.



                                       By:_______________________
                                         Title: